Exhibit 4.3
          Form of Stock Purchase Warrant dated as of February 25, 2002


                                                       CLASS B WARRANT NO. _____


NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.

         WARRANT TO PURCHASE UNITS CONSISTING OF COMMON STOCK AND CLASS
                                  C WARRANTS IN
                           CIRCUIT RESEARCH LABS, INC.

                          ISSUED FEBRUARY 25, 2002 TO:

                          _____________________________
                            Initial Registered Owner

            FOR THE FOLLOWING NUMBER OF UNITS (AS HEREAFTER DEFINED)

                          _____________________________

     THIS CERTIFIES that, for value received, the Initial Registered Owner, or registered assigns, (the "Holder") is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Circuit Research Labs, Inc., an Arizona corporation (the "Company"), up to that number of Units set forth above, each Unit consisting of one fully paid and nonassessable share of common stock of the Company (the "Common Stock"), and one Class C Warrant entitling the holder to purchase at the time and for the price set forth in the Class C Warrant, one additional share of common stock of the Company.

     The purchase price on exercise of this Class B Warrant shall be $2.00 per Unit. This Class B Warrant may be exercised only commencing on the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Securities Act") the shares of common stock issuable upon exercise of this Class B Warrant, and for sixty days thereafter. If this Class B Warrant is not exercised within the sixty day period, it will expire. There is a presently effective Registration Statement registering the shares issuable upon exercise of this Class B Warrant, so the sixty day period will expire and this Warrant will expire at the close of business on April 25, 2002. This Warrant is issued pursuant to a Subscription Agreement and Letter of Investment Intent between the original Holder and the Company and is subject to all the terms included therein.

     Each Class C Warrant, if and when issued, will be a warrant to purchase at an exercise price of $2.25 per share (the "C Warrants") one share of Common Stock of the Company and one Class D Warrant. Each Class C Warrant may be exercised for a sixty day period commencing on

Class B Warrant
Circuit Research Labs, Inc.


the later of: the issue date of the Class C Warrant; or the effective date of a Registration Statement registering for sale under the Securities Act the shares of Common Stock issuable upon exercise of such warrant (the "C Warrant Stock"). The holder of a Class C Warrant shall not have the right to obtain a Class D Warrant if the Class C Warrant is not timely exercised.

     Each Class D Warrant, if and when issued, will be a warrant to purchase at an exercise price of $2.50 per share (the "D Warrants") one share of Common Stock of the Company. Each Class D Warrant may be exercised for a sixty day period commencing on the later of: the issue date of the Class D Warrant; or the effective date of a Registration Statement registering for sale under the Securities Act the shares of Common Stock issuable upon exercise of such warrant (the "D Warrant Stock").

     1. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Warrant with the form of Election to Purchase (which form shall be transmitted to the holder by the Company with the notification of the date on which this Warrant shall be exercisable) duly executed, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price by certified or bank cashier's check. The Class C Warrants and the shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant has expired or has been exercised in full. If this Warrant is not exercised with respect to the full amount of the Units which the Holder hereof may purchase, the Holder may exercise this Warrant for some or all of the remaining Units at any time prior to the expiration date of this Warrant.

     2. Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company.

     3. The Company shall not issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant.

     4. Subject to the limitations on transfer imposed by the operation of state and federal securities laws, this Warrant is exchangeable, upon its surrender by the holder at the office of the Company referred to in Section 1 above, for new warrants (containing the same terms as this Warrant) each representing the right to purchase such number of Units as shall be designated by such holder at the time of such surrender (but not exceeding in the aggregate the remaining number of Units which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant), the Company will issue to the holder a replacement warrant (containing the same

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
Class B Warrant
Circuit Research Labs, Inc.

terms as this Warrant). As used herein, "Warrant" shall include all new warrants issued in exchange for or replacement of this Warrant.

     5. If the Company shall pay a dividend in shares of its Common Shares, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the event described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation this Warrant shall thereafter be exercised for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant. Upon any adjustment of the number of shares of Common Stock or other securities the holder of this Warrant is entitled to purchase, and of any change in exercise price per share, then in each such case the Company shall give written notice thereof to the then registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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
Class B Warrant
Circuit Research Labs, Inc.


      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on the 25th day of February, 2002.

                              CIRCUIT RESEARCH LABS, INC.



                              By _____________________________
                                 Gary D. Clarkson, Secretary




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